EXHIBIT 24.1

                        SCHVANEVELDT AND COMPANY
                       CERTIFIED PUBLIC ACCOUNTANT
                     275 E. SOUTH TEMPLE. SUITE 300
                       SALT LAKE CITY, UTAH 84111
                             (801) 521-2392

Darrell T. Schvaneveldt, C.P.A.



                   Consent of Darrell T. Schvaneveldt
                           Independent Auditor



I consent to the use, of our report dated December 15, 1999, on the financial statements of NetVoice Technologies Corporation, dated December 31, 1998, included herein and to the reference made to me.


                              /s/ SCHVANEVELDT & COMPANY

Salt Lake City, Utah
January 17, 2000